UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 25, 2016

INTELLINETICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

Unit Offering

On January 25, 2016, Intellinetics, Inc. (the “Company”), entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it sold an aggregate of 506,599 units (“Units”), with each Unit consisting of two shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $0.65 per share (“Investor Warrant”). Each Unit was sold at a purchase price of $1.20 per Unit, for aggregate cash proceeds of $607,920 (the “Unit Offering”). The Company intends to use the net proceeds of the Unit Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

Of the Units sold, 12,599 were sold to Michael Taglich, an owner of more than 10% beneficial ownership in the Company.

Of the Units sold, 10,000 were sold to Murray Gross, a director of the Company.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the exclusive placement agent for the Offering. In connection with the Unit Offering, the Company paid the Placement Agent a cash payment of $48,633, which represented an 8% commission of the gross proceeds. The Company has also committed to reimburse the Placement Agent for reasonable out of pocket expenses, FINRA filing fees and related legal fees in an amount of up to $30,000 for the entire offering commencing December 29, 2015. In addition, the Placement Agent earned warrants to purchase 101,319 shares of Common Stock, which represented 10% of the shares of Common Stock sold in the Unit Offering (the “Placement Agent Warrants”), which have an exercise price of $0.715 per share of Common Stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights. The Company has certain material relationships with the Company: Robert Schroeder is a Director of the Company and also the Vice President of Investment Banking at the Placement Agent; Michael Taglich is an owner of more than 10% beneficial ownership in the Company and also the Co-Founder, President & Chairman of the Placement Agent; and Robert Taglich is an owner of more than 10% beneficial ownership in the Company and also the Co-Founder and Managing Director of the Placement Agent.

Pursuant to the Purchase Agreement, the Company agreed to (a) file a registration statement (the “Registration Statement”) with the SEC no later than March 29, 2016 covering the re-sale of the Common Stock shares sold in the Unit Offering and the Common Stock shares issuable upon exercise of the Investor Warrants and Placement Agent Warrants. The Company also agreed to use commercially reasonable efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement).

The shares of Common Stock sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The foregoing descriptions of the Purchase Agreement, Investor Warrants, and Placement Agent Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement and Placement Agent Warrants, copies of each of which are attached as exhibits 10.1-10.3, respectively, hereto.

Item 8.01.	Other Events.

On January 28, 2016, the Company issued a press release disclosing that the Company completed its $2,000,000 private placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name of Exhibit	Date Filed	Exhibit No.

10.1	Form of Securities Purchase Agreement between the Company and the Investors.	2015-12-29	10.1

10.2	Form of Investor Warrant between the Company and the Investors.	2015-12-29	10.2

10.3	Form of Placement Agent Warrants between the Company and the Placement Agent.	2015-12-29	10.3

10.4	Form of Note Purchase Agreement between the Company and the Noteholders.	2015-12-29	10.4

10.5	Form of Noteholder Warrant between the Company and the Noteholders.	2015-12-29	10.5

99.1	Press release issued by the Company, dated January 28, 2016.	herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2016

INTELLINETICS, INC. (Registrant)

By:	/s/ Matthew L. Chretien
Name:	Matthew L. Chretien
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Name of Exhibit	Date Filed	Exhibit No.

10.1	Form of Securities Purchase Agreement between the Company and the Investors.	2015-12-29	10.1

10.2	Form of Investor Warrant between the Company and the Investors.	2015-12-29	10.2

10.3	Form of Placement Agent Warrants between the Company and the Placement Agent.	2015-12-29	10.3

10.4	Form of Note Purchase Agreement between the Company and the Noteholders.	2015-12-29	10.4

10.5	Form of Noteholder Warrant between the Company and the Noteholders.	2015-12-29	10.5

99.1	Press release issued by the Company, dated January 28, 2016.	herewith